Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of FREYR Battery of our report dated February 27, 2023 relating to the financial statements, which appears in FREYR Battery's Annual Report on Form 10-K for the year ended December 31, 2022. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers AS
Oslo, Norway
October 19, 2023